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                                                                   EXHIBIT 10.31

                               SUBLEASE AGREEMENT

I.       BASIC SUBLEASE INFORMATION
         --------------------------

Effective Date:                             The date this Sublease Agreement is
                                            executed by both Sublessee and
                                            Sublessor, subject to delivery of
                                            written consent to this Sublease by
                                            the Master Lessor (the "Effective
                                            Date").

Commencement Date:                          The date Possession is delivered to
                                            Sublessee pursuant to Section 8
                                            hereof (the "Commencement Date").

Term: From the Commencement Date through July 31, 2003, unless terminated earlier in accordance with the terms of this Sublease.

Expiration Date:                            July 31, 2003 (the "Expiration
                                            Date").

Landlord:                                   ProLogis Limited Partnership-I, a
                                            Delaware limited partnership
                                            ("Master Lessor").

Premises:                                   Approximately eight thousand five
                                            hundred fifty (8,550) rentable
                                            square feet ("RSF"), located at
                                            47971 Fremont Boulevard, Fremont,
                                            California (the "Building"), as more
                                            particularly described and
                                            illustrated in EXHIBIT A attached
                                            hereto and made a part hereof (the
                                            "Premises").

Use: General Office, research and development, light assembly, manufacturing and storage of
                                            Sublessee's products only and for no
                                            other purpose.

Rent Commencement Date:                     Fourteen (14) days after the date
                                            Possession is delivered to
                                            Sublessee.

Monthly Rent:                               Five Thousand Five Hundred
                                            Fifty-Seven and 50/100 Dollars
                                            ($5,557.50)

Prepaid Rent:                               Upon execution of this Sublease,
                                            Sublessee shall tender to Sublessor
                                            the Monthly Rent for the first month
                                            in the amount of $5,557.50.

Security Deposit:                           Upon execution of this Sublease,
                                            Sublessee shall tender Five Thousand
                                            Five Hundred Fifty-Seven and 50/100
                                            Dollars ($5,557.50) to Sublessor as
                                            the "Security Deposit."




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Sublessee's Proportionate Share of
Sublessor's Proportionate Share:            Sublessee shall
                                            pay forty-nine percent (49%) of
                                            Sublessor's Proportionate Share of
                                            Operating Expenses, including real
                                            property taxes, common area
                                            maintenance, property insurance and
                                            assessments incurred by Sublessor
                                            for the Premises, which is estimated
                                            at One Thousand Eight Hundred Eighty
                                            and No/100 Dollars ($1,880.00) per
                                            month to be paid in advance, with
                                            reconciliation at the end of the
                                            Term. Sublessee shall tender to
                                            Sublessor Sublessee's Proportionate
                                            Share for the first month upon
                                            execution of this Sublease.
                                            Sublessee's Proportionate Share
                                            shall be considered additional rent.

Parking: Sublessee shall have the right park in common with other tenants of the Project in those areas designated for non-reserved parking.

Sublessee:                                  CXR Telcom Corporation, a Delaware
                                            corporation.

Sublessee's Address After
Effective Date:                             CXR Telcom Corporation
                                            47971 Fremont Boulevard
                                            Fremont, California 94538
                                            Contact Name: Mr. Kevin Haug

With a copy to:                             Microtel International, Inc.
                                            9485 Haven Avenue, Suite #100
                                            Rancho Cucamonga, California 91730
                                            Contact Name: Mr. Randy Foote

Sublessor:                                  Novellis Systems, Inc., a California
                                            corporation.

Sublessor's Address:                        4000 North First Street, M/S 60B
                                            San Jose, California 95134
                                            Contact Name:  Randy McFarland

Sublessor's Broker:                         Commercial Property Services

Sublessee's Broker:                         Colliers International, Inc.

Tenant Improvements:                        Tenant Improvements to be performed
                                            by Sublessor prior to the
                                            Commencement Date as described on
                                            EXHIBIT B attached hereto and made
                                            a part hereof.

II.      RECITALS
         --------

         THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

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         THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

         A. Gamma Precision Technology, Inc., a California corporation ("GPT"), entered into that certain Lease dated June 22, 2000 (the "Master Lease") with ProLogis Limited Partnership - I, a Delaware limited partnership, for the lease of approximately 17,350 RSF of the Building. A copy of the Master Lease (including all exhibits thereto) is attached as EXHIBIT C hereto and made a part hereof.

         B. Pursuant to an agreement of merger and plan of reorganization dated as of August 30, 2000, Gasonics International Corporation, a Delaware corporation ("Gasonics"), acquired all of the outstanding common shares of GPT and the Master Lease was assigned to Gasonics with the landlord's consent dated September 18, 2002.

         C. Pursuant to a merger and acquisition between Gasonics and Sublessor, Sublessor acquired all of the shares of Gasonics and became the successor-in-interest to Tenant's interest in the Master Lease under an assignment and assumption of lease between Gasonics and Sublessor dated January 10, 2001.

         D. Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor, on all of the terms, covenants and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

         1. SUBLEASE. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Premises for the Term upon all of the terms, covenants and conditions herein contained, and Sublessee shall have the right to use all common areas within the Project (as that term is defined in the Master Lease) to the extent that Sublessor has such rights under the Master Lease. Sublessor warrants and represents to Sublessee that (i) Sublessor has not executed any amendments or modifications to the Master Lease and that the documents attached hereto as Exhibit C, as assigned, constitute a full and complete copy of the Master Lease, (ii) the Master Lease commenced on June 22, 2000 and, unless sooner terminated in accordance with the terms of the Master Lease, the term expires on July 31, 2003, (iii) as of the date of execution hereof by Sublessor, Sublessor has received no written notice from Landlord of any current default or breach of any of the terms of the Master Lease, nor to its knowledge is there any fact or circumstance that with the delivery of notice or the passage of time would constitute an event of default under the Master Lease, and (iv) Sublessor is in possession of the Premises.

         2. CONDITION OF THE PREMISES.

                  a. PHYSICAL CONDITION. Sublessee acknowledges that Sublessee has conducted Sublessee's own investigation of the Premises and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, polychlorinated biphenyls (PCB), and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Premises and Sublessee's willingness to enter into this Sublease. Sublessee shall, except for the representations expressly set forth in this subparagraph, rely solely on Sublessee's own inspection and examination of

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such items and not on any representations of Sublessor, express or implied.
Sublessee agrees that the Premises shall be subleased on an "as is" built-out condition with the exception of the improvements shown on Exhibit B, which improvements are estimated to be completed by Sublessor on or before October 23, 2002, and that Sublessor has made no representations or warranties of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Premises, except as expressly set forth in this subsection and
Section 9.

                  b. REPRESENTATION AND WARRANTY. Sublessee represents and warrants to Sublessor that Sublessee has been given the opportunity to examine and inspect all matters with respect to taxes, expenses, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which, in Sublessee's judgment, bear upon the value and suitability of the Premises for Sublessee's purposes, and that Sublessee has either so examined or investigated such matters or knowingly declined to so examine or investigate any or all of such matters. Except as otherwise expressly provided herein, Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor. Based thereon, Sublessee agrees to accept delivery of the Premises in their condition as of the date this Sublease is fully executed, subject only to Sublessor's obligation to complete the Tenant Improvements described in EXHIBIT B.

         3. SUBLEASE SUBJECT TO MASTER LEASE.

                  a. INCLUSIONS. All of the terms., conditions and covenants of this Sublease shall be those stated herein and those stated in the Master Lease, the terms of which are incorporated herein by reference, except as excluded in
Section 3.b herein, modified as appropriate in the circumstances so as to make such terms, covenants and conditions applicable only to the subleasing hereunder. Sublessee shall be subject to, bound by, to the extent applicable to Sublessee's use of the Premises, assume, and comply with all of said terms, covenants and conditions of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Master Lessor and Sublessor, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted; where the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; where the word "Term" appears, for the purposes of this Sublease, such word shall have the definition set forth in Part I hereof; and wherever the word "Premises" for purposes of this Sublease, such word shall refer only to the extent of the Premises sublet under this Sublease; and that upon the breach beyond any applicable cure period of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Monthly Rent or any other amount comprising Rent or to comply with any of the provisions of this Sublease, Sublessor may exercise any and all applicable rights and remedies granted to Master Lessor by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. Sublessor shall use its good faith best efforts to maintain the Master Lease in full force and effect during the term of this Sublease; provided, however, that Sublessor shall not be liable to Sublessee for any default or failure by Master Lessor, or any earlier termination of the Master Lease that is not due to the fault of the Sublessor. Whenever the provisions of

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the Master Lease incorporated as provisions of this Sublease require the written consent of Master Lessor, said provisions shall be construed to require the written consent of both Master Lessor and Sublessor; provided, that Sublessor shall have ten (10) business days from the date of Sublessor's receipt of Sublessee's request to respond in writing to such request and if Sublessor fails to do so within said ten (10) business day period, Sublessor shall be deemed to have approved of Sublessee's request. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof may likewise terminate this Sublease and any obligation whatsoever of Master Lessor to provide the Premises to Sublessee. Upon the expiration of the term of the Master Lease, the Term of the Sublease shall also expire and Sublessee shall no longer have the right to possession of the Premises. Sublessor agrees to maintain the Master Lease in force during the entire term of this Sublease not to enter into any amendment to the Master Lease that will diminish Sublessee's rights or increase its obligations under this Sublease, and to pay rent to Master Lessor in accordance with the terms of the Master Lease, subject however, to any early termination of the Master Lease as expressly provided therein without the default of Sublessor. Sublessee shall comply with the Master Lease, all applicable laws, and any other covenants, conditions and restrictions affecting the Building.

                  b. EXCLUSIONS. The terms and provisions of the following Paragraphs and portions of the Master Lease are not incorporated into this
Sublease: Section 4 as it pertains to the amount of Base Rent; Section 5 as it pertains to the amount of the Security Deposit and Section 6 as it pertains to the amount of Operating Expenses.

                  c. TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by three (3) business days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed five (5) days to perform such act, undertake such act and/or correct such failure. Provided, however, that if Sublessee has commenced to cure a nonmonetary default within any cure or notice periods that the Master Lease allows and is diligently pursuing such cure, Sublessee shall be provided with such additional time as is reasonably necessary to complete such cure if, due to the nature of the breach, the cure cannot be completed within the express time period granted herein and Master Lessor agrees to such additional time.

         4. MASTER LESSOR'S OBLIGATIONS. It shall be the obligation of Master Lessor to (i) provide all services to be provided by Master Lessor to Sublessor under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Master Lessor made to Sublessor in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide such services or satisfy any such obligations or covenants (including, without limitation, to make any repairs or replacements to the Premises); provided, however, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Master Lessor under the Master Lease for the benefit of Sublessee.

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         5. RENT.

                  a. MONTHLY RENT. Sublessee shall pay to Sublessor as Monthly Rent as set forth in the Basic Sublease Information, hereinabove, and other monetary obligations of Sublessee to Sublessor under the terms of this Sublease, in advance on the first day of each month of the Term, commencing on the Rent Commencement Date. In the event the Rent Commencement Date is not the first day of a calendar month or the last day of a rent period or the last day of the Term is not the last day of the calendar month, the Monthly Rent shall be appropriately prorated based on the actual number of days in the partial month. All installments of Monthly Rent shall be paid in lawful money of the United States and without deduction or offset for any cause whatsoever, but subject to any abatement of rent granted under the Master Lease to Sublessor to the extent applicable to the Premises. On the Effective Date, Sublessee shall pay to Sublessor one installment of Monthly Rent to be applied by Sublessor to the payment of Monthly Rent for the first month's rent due hereunder.

                  b. ADDITIONAL RENT. Sublessee's Proportionate Share of Sublessor's Proportionate Share as set forth in the Basic Sublease Information, hereinabove, and the rent for the Storage Space described in Section 15 below shall be considered "Additional Rent." Additional Rent shall also include expenses or charges applicable to the Premises, which may be imposed, at any time, on Sublessor pursuant to the Master Lease (expressly excluding any late charges, interest or damages or other charges or penalties imposed on Sublessor due to its negligence, willful misconduct, default or delay beyond any applicable grace period pursuant to the terms of the Master Lease) as described in the Master Lease or incurred by Sublessor in compliance with the Master Lease. As herein used, "Rent" shall include Monthly Rent and Additional Rent to be paid by Sublessee pursuant to this Section 5.b. The payments of Additional Rent required of Sublessee pursuant to this Section shall be made within the same time periods after notice from Sublessor of the amount owed as are established by the Master Lease for the comparable obligation of Sublessor to make such payments to Master Lessor, or if not so provided therein, within ten
(10) days of written notice from Sublessor. Notwithstanding the foregoing, Sublessee's Additional Rent will be payable in the same time and manner as required by the Master Lease. Overpayments and underpayments of Additional Rent shall be handled in the same manner as provided in the Master Lease; provided, however that overpayments and underpayments shall be reconciled by Sublessor within ten (10) days after the Expiration Date. Any overpayment by Sublessee shall be refunded to Sublessee within five (5) business days after the reconciliation, as long as Sublessee is not otherwise in default of its obligations hereunder. Any underpayment shall be deducted from Sublessee's Security Deposit and any shortage shall be paid by Sublessee within five (5) business days after Sublessee's receipt of the reconciliation. Sublessor shall promptly provide Sublessee with copies of all relevant estimates and statements prepared by Master Lessor with respect to Additional Rent.

                  c. SECURITY DEPOSIT. Upon execution hereof, Sublessee shall pay to Sublessor the sum set forth in the Basic Sublease Information, hereinabove, as a security deposit, to be handled pursuant to Section 5 of the Master Lease.

         6. REPAIRS AND MAINTENANCE. Except as provided in Section 9 below, Sublessee acknowledges that Sublessor is under no duty to make repairs, replacements or improvements or provide utilities or other like services to the Premises, including, without limitation, any repairs necessitated by damage or destruction to the Premises or other services addressed in the Master Lease; and

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Sublessee hereby waives any right it may have at law or in equity to enforce the same against Sublessor. Notwithstanding the foregoing, to the extent Master Lessor is obligated under the Master Lease to make any repairs or replacements in or to the Premises, Sublessor, upon written notice from Sublessee, shall diligently attempt to enforce such obligations of Master Lessor.

         7. ALTERATIONS. Sublessee shall not make or suffer to be made any Alterations to the Premises except with the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed, and of Master Lessor. Master Lessor and/or Sublessor may require any Alteration installed by Sublessor to be removed at the end of the term of this Sublease and the Premises must be restored to its condition existing prior to the installation of such Alteration by Sublessee (except to the extent of the Tenant Improvements described in Exhibit B).

         8. COMMENCEMENT DATE/RENT COMMENCEMENT DATE/POSSESSION. This Sublease shall commence on the date Possession of the Premises is delivered to Sublessee. Possession shall be delivered to Sublessee upon completion of the Tenant Improvements, which is estimated to occur on or before October 23, 2002. Sublessee and Sublessor shall execute a letter confirming the Commencement Date within ten days after Possession is delivered. Sublessee's obligation to pay rent, however, shall commence fourteen (14) days after Sublessor delivers Possession and Sublessee deposits with Sublessor the first month's Base Rent, Sublessee's Proportionate Share of Operating Expenses, Sublessee's first month's rent for the Storage Space described in Section 15 below and the Security Deposit, and delivers the certificates of insurance required under Section 13 below. Delivery of early Possession is intended for provide Sublessor two (2) weeks of free rent for the purposes of space planning, identifying its needs for use and occupancy of the Premises, and to install items that are pertinent to Sublessee's business, including, but not limited to, cabling, telephone systems, furniture partitions, security systems and the like ("Sublessee's Pre-Commencement Alterations").

         9. TENANT IMPROVEMENTS. Sublessor shall be responsible for causing the completion of the Tenant Improvements at no cost or charge to Sublessee. Sublessor shall be responsible for complying with the American with Disabilities Act and similar state laws, to the extent applicable, in connection making such Tenant Improvements and otherwise during the term of Sublease, unless compliance with such laws is required as a result any alteration to the Premises caused by Sublessee. Sublessor shall be responsible for restoration of the Premises to their pre-Sublease condition to the extent of the Tenant Improvements. Sublessor warrants that as of the Commencement Date and continuing through December 31, 2002, the mechanical, HVAC, electrical and plumbing systems shall be in good operating condition and repair. Thereafter, Sublessee shall be responsible for maintaining such systems in good operating condition and repair for the remainder of the Term in accordance with Section 11 of the Master Lease. Sublessee shall be responsible for all other repair obligations under Section 11 of the Master Lease from the date Sublessee gains access to the Premises and commences Sublessee's Pre-Commencement Alterations.

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         10. ASSIGNMENT AND SUBLETTING. Sublessee may assign, encumber or otherwise transfer this Sublease or sublease the Premises so long as Sublessee complies with the terms and conditions contained in the Master Lease and obtains the prior written consent of Sublessor, which consent shall not be unreasonably withheld.

         11. DAMAGE AND DESTRUCTION.

                  a. TERMINATION OF MASTER LEASE. If the Premises are damaged or destroyed and Master Lessor exercises any option it may have to terminate the Master Lease, if any, all as more particularly described in the Master Lease, this Sublease shall terminate as of the date of the termination of the Master Lease.

                  b. CONTINUATION OF SUBLEASE. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect, subject to an abatement of Rent as provided by the terms of the Master Lease incorporated herein to the extent applicable to the Premises.

         12. EMINENT DOMAIN. If any portion of the Premises sublet under this Sublease or of the Premises let under the Master Lease is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), and Master Lessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If the Sublessor has the option to terminate the Master Lease and Sublessor wishes to terminate the Master Lease, Sublessor may exercise such option, without liability to Sublessee. If this Sublease is not terminated or the parties agree to an assignment of the Master Lease to Sublessee following any such Condemnation, this Sublease shall remain in full force and effect, subject to the provisions of the Master Lease.

         13. INSURANCE. All liability insurance policies Sublessee is required to carry shall contain a provision whereby Sublessor and Master Lessor are each named as additional insureds under such policies. The liability policies shall include coverage for contractual liability, shall provide for severability of interests and shall provide that an act or omission of one of the named insureds shall not void coverage to the other named insureds. The policies shall afford coverage on an occurrence basis and shall otherwise meet all of the requirements under Section 9 of the Master Lease. Prior to commencing Sublessee's Pre-Commencement Alterations, Sublessee shall provide a certificate or certificates of insurance evidencing the coverage herein required. Sublessor shall not be obligated to carry any insurance required of the Master Lessor under the Master Lease. Sublessor and Sublessee hereby mutually waive all claims they or anyone claiming through them might have which arise in connection with any damages suffered as a result of a casualty to the Premises to the extent that such claim or claims are covered by all-risk casualty insurance carried pursuant hereto. The waiver of subrogation provided in the Master Lease shall be deemed a three-party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor (by reason of its consent hereto).

         14. SIGNAGE. Sublessee, at its sole cost and expense, shall observe and abide by the Master Lease pertaining to the installation, maintenance and removal of signage during the term of its occupancy. Sublessor shall remove all of its personal signage at Sublessor's sole cost and expense. Sublessee shall install and remove its signage at Sublessee's sole cost and expense.

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         15. STORAGE SPACE. Sublessor shall provide to Sublessee approximately two thousand square feet of storage space (the "Storage Space") at a cost of Eight Hundred and No/100 Dollars ($800.00) per month, which shall be considered Additional Rent hereunder with NO additional common area charges to be paid by Sublessee. All provisions of this Sublease shall apply to Sublessee's rental of the Storage Space, as applicable; provided, however, that Sublessee and Sublessor shall each have the right to terminate Sublessee's right to the Storage Space upon thirty (30) days prior written notice to the other party.

         16. MISCELLANEOUS.

                  a. ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

                  b. MASTER LESSOR'S CONSENT. This Sublease is conditioned upon Master Lessor's written approval of this Sublease, and upon execution hereof, Sublessor shall use commercially reasonable efforts to obtain such consent as promptly as possible, and Sublessee shall cooperate with Sublessor. If Master Lessor refuses to consent to this Sublease or Sublessor cannot obtain such consent by October 31, 2002, this Sublease may be terminated by either party upon written notice and neither party shall have any continuing obligation to the other with respect to the Premises. Upon such termination, Sublessor shall promptly refund all monies previously paid by Sublessee to Sublessor pursuant hereto and Sublessee shall remove all personal property and restore the Premises to the extent of Sublessee's Pre-Commencement Alterations. Sublessee shall also repair any damage caused by the removal of its personal property and the removal of Sublessee's Pre-Commencement Alterations.

                  c. AUTHORITY. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

                  d. ATTORNEY'S FEES. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs as part of such action or proceeding.

                  e. WAIVER OF JURY TRIAL. Sublessee and Sublessor each waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by Sublessee or Sublessor against the other on matters arising out of or in any way related to or connected with this Sublease or any transaction contemplated by, or the relationship between Sublessee and Sublessor, or any action or inaction by any party under, this Sublease.

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                  f. DEFINITIONS. All capitalized words used herein shall have the meaning given each herein or, if not so defined, the meaning set forth in the Master Lease.

                  g. BROKER. Sublessor shall pay a commission equivalent to six percent (6%) of the total Base Rent (Premises) per month and of the first month's rent for the Storage Space to Sublessee's broker identified in Part I of this Sublease; provided, however, that this Sublease becomes effective and the Master Lessor's consent is obtained. The parties hereto agree that no other brokers or finders have been involved in the transaction described in this Sublease and the parties hereby agree that in the event any other broker, salesperson or other person makes any claim for any commission or finder's fee based upon the sublease to Sublessee of the Premises or any other items or interests contemplated by this Sublease, the parties through whom said broker, salesperson or other person makes its claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses relating thereto, including reasonable attorneys' fees, which may be incurred by such other party in connection with such claim.

                  h. CONDITION UPON SURRENDER. At the expiration or earlier termination of this Sublease, Sublessee shall be required to have the carpets vacuumed and return the Premises in a broom-clean condition, vacant of occupants. Sublessee shall remove all of Sublessee's personal property. Subject to the terms of the Master Lease. Sublessee shall remove all Sublessee's Alterations (including Sublessee's Pre-Commencement Alterations) and any other alterations and/or improvements from the Premises and restore the Premises to the condition existing as of the Effective Date of this Sublease, ordinary wear and tear excepted and except to the extent of the Tenant Improvements constructed by Sublessor. Sublessee shall repair any and all damage resulting from the removal of said personal property and the removal of Sublessee's Alterations and other alterations and/or improvements caused by Sublessee.

                  i. QUIET ENJOYMENT. Sublessor covenants that, as long as Sublessee shall fulfill its obligations pursuant to this Sublease, Sublessee shall and may peaceably an quietly have, hold and enjoy the Premises and all parts thereof subject to the terms of this Sublease.

                  j. LIMITATION OF LIABILITY. In no event shall either party to this Sublease be liable to the other under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits (excluding rent or damages for rent payable hereunder), exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement or the parties regardless of whether or not any party has been advised of the possibility of such damages.

                  k. HAZARDOUS MATERIALS INDEMNITY. Without limiting in any way Sublessee's obligations under any other provision of this Sublease and the Master Lease, Sublessee and its successors and assigns shall indemnify, protect, defend (with counsel approved by Sublessor) and hold Sublessor, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the "Sublessor Indemnified Parties") harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, attorneys' fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims) (collectively "Claims"), which arise during or after the Term in whole or in part as a result of the presence of any hazardous or toxic materials, in, on, under, from or about the Premises caused by Sublessee, its agents, employees or contractors, unless such Claims arise out of or are caused by any of the Sublessor Indemnified Parties. Without limiting in any way Sublessor's obligations under any other provision of this Sublease and Master Lease, as amended, Sublessor and its successors and assigns shall indemnify, protect, defend (with counsel approved by Sublessee) and hold Sublessee, and its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns ("Sublessee Indemnified Parties") harmless against all Claims if arising out of or caused by the Sublessor, its agents, employees or contractors, unless such Claims arise out of or are caused by any of the Sublessee Indemnified Parties. The indemnities contained herein shall survive the expiration or earlier termination of this Sublease.

                  l. NOTICES. Any notice which is required or permitted to be given by either party under this Sublease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth above. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two (2) business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by providing written notice to the other party in accordance with the terns herein.

         IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Consent Date.

                                                     "Sublessor"

                                                     NOVELLUS SYSTEMS, INC.,
                                                     a California corporation

                                                     By:      /S/ KEVIN ROYAL
                                                        ------------------------
                                                          Name:  Kevin Royal
                                                          Its:  CFO

                                                     "Sublessee"

                                                     CXR Telcom Corporation
                                                     a Delaware corporation

                                                     By:      /S/ RANDOLPH FOOTE
                                                        ------------------------
                                                          Name:  Randolph Foote
                                                          Its:  VP & CFO

                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Its:

                                    EXHIBIT A

                             Floor Plan of Premises

                            ________________________

                                    EXHIBIT B

                            Tenant Improvements List

                            ________________________

                                    EXHIBIT C

                                  Master Lease